UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 3)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

December 29, 1986
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               (a)
Metromedia Company disclaims membership in a group although         (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              2,237,500 (includes 532,260 shares issuable
                              upon exercise of currently exercisable
                              warrants)
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    2,237,500 (includes 532,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants)

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          2,237,500 (includes 532,260 shares issuable upon exercise of currently exercisable warrants)

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          14.36%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia, Inc.
          (I.R.S. Identification No. 13-1805096)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP             (a)
Metromedia Company disclaims membership in a group although       (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              0
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    0
     WITH
                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          0

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          0

14   TYPE OF REPORTING PERSON

          CO

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP              (a)
John W. Kluge disclaims membership in a group although            (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              2,257,500.  Includes 20,000 shares owned
                              directly and 2,237,500 shares (including
                              532,260 shares issuable upon exercise of
                              currently exercisable warrants) beneficially
                              owned through Metromedia Company).
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    2,257,500.  Includes 20,000 shares owned
     WITH                     directly and 2,237,500 shares (including
                              532,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          2,257,500. Includes 20,000 shares owned directly and 2,237,500 shares (including 532,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          14.49%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Stuart Subotnick - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP             (a)
Stuart Subotnick disclaims membership in a group although         (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              2,357,500 (includes 532,260 shares issuable
                              upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia Company
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    2,237,500 (includes 532,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia Company

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          2,237,500 (includes 532,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          14.36%

14   TYPE OF REPORTING PERSON

          IN

          This Amendment No. 3 supplements the Schedule l3D
(the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986, and Amendment No. 2 thereto filed on November 4, 1986 in the following respect only
(capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 2.  Identity and Background.

          Item 2 is hereby amended in full by substituting therefor the following paragraphs:

          This statement is being filed by Metromedia
Company ("Company"), a Delaware general partnership in which John W. Kluge beneficially owns a 97.42% interest and Stuart Subotnick beneficially owns a 2.58% interest, and by John W. Kluge and Stuart Subotnick. Mr. Kluge (through a revocable trust) and Mr. Subotnick are the sole general partners of Company. Mr. Kluge is the Chairman, President and Chief Executive Officer of Company and Mr. Subotnick is the Execu-tive Vice President of Company. Company's principal busi-ness is telecommunications. Company's address of principal business and a principal office address are One Harmon Plaza, Secaucus, New Jersey 07094. Each of Mr. Kluge and Mr. Subotnick has been a director of Orion since his respec-tive election of January 24, 1986 and October 9, 1986. None of Company, Mr. Kluge, or Mr. Subotnick has, during the last five years, been convicted in a criminal proceeding (exclud-ing traffic violations or similar misdemeanors) nor has Com-pany, Mr. Kluge or Mr. Subotnick been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which Company, Mr. Kluge or Mr. Subotnick was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state secu-rities laws or finding any violation with respect to such laws. Mr. Kluge and Mr. Subotnick are U.S. citizens.

          Metromedia, Inc., a Delaware corporation
("Metromedia") and a reporting person for purposes of the
Schedule 13D, made a liquidating distribution of substan-tially all of its assets, subject to liabilities, on December 17, 1988 to its sole stockholder, Company, pursuant to a previously announced plan of complete liquidation. Included in the distribution were the shares of Orion Common Stock and warrants to purchase Orion Common Stock previously reported as owned by Metromedia.

          Exhibit 2 to this Statement, which is incorporated herein by reference, lists the name; residence or business address; present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted; and citizenship of each general partner and executive officer of Company, including John W. Kluge and Stuart Subotnick.


Item 3.  Source and Amount of Funds or Other Consideration.

          Item 3 is hereby amended by adding thereto the following paragraph:

          The $20,400,000 aggregate cost of the 1,600,000 shares of Orion Common Stock purchased by Company on December 29, 1986 was borrowed by Company from Manufacturers Hanover Trust Company pursuant to a loan made in the ordi-nary course of business by that bank under Company's exist-ing credit facility with such bank. The credit facility is utilized for working capital purposes.


Item 4.  Purpose of Transaction.

          Item 4 is hereby amended by substituting for the first sentence thereof the following sentence:

          Each of Company, Mr. Kluge and Mr. Subotnick has acquired the subject securities of Orion for investment.


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is amended in full by substituting therefor the following paragraphs:

          Company, Mr. Kluge and Mr. Subotnick each own (beneficially or otherwise) 2,237,500 shares of Orion Common Stock, which figure includes 532,260 shares issuable upon the exercise of the Orion Warrants. Such 2,237,500 shares constitute approximately 14.36% of the outstanding shares of Orion Common Stock (assuming exercise of the Orion Warrants).

          Mr. Kluge also directly owns beneficially an addi-tional 20,000 shares of Orion Common Stock which, together with the Orion securities owned directly by Company, con-stitute approximately 14.49% of the outstanding shares of Orion Common Stock (assuming exercise of the Orion War-rants).

          The wife of Stuart Subotnick also owns 15,000 additional shares of Orion Common Stock; Mr. Subotnick disclaims beneficial ownership of such shares.

          Paragraph 5(b) is amended in full by substituting therefor the following sentence:

          Company, Mr. Kluge and Mr. Subotnick have sole power to vote and dispose of the 2,237,500 shares owned directly by Company and Mr. Kluge has sole power to vote and dispose of the 20,000 shares owned directly by him.

          Paragraph 5(c) is amended by adding thereto the following paragraph:

          On December 29, 1986, Company purchased 1,600,000 shares of Orion Common Stock at a price of $12.75 per share (or an aggregate purchase price of $20,400,000) paid in cash pursuant to the Purchase Agreement described in Item 6 hereof. The transaction was effected by simultaneous deliv-ery of the acquired securities and, by wire transfer, the cash payment therefor; the closing was held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019.

          Item 5 is amended by adding thereto the following paragraph:

          (e) On December 17, 1986, Metromedia ceased to be the beneficial owner of more than 5% of Orion Common Stock.


Item 7.  Material to be Filed as Exhibits.

          Exhibit 1 is hereby deleted.

          Exhibit 2 is amended in its entirety by substi-tuting therefor Exhibit 2 annexed hereto.

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.

Dated:  December 31, 1986



                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         Executive Vice President
                         Metromedia, Inc.



                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. Kluge
                         John W. Kluge



                         /s/ Stuart Subotnick
                         Stuart Subotnick